                                  SCHEDULE 14A
                                 (RULE 14a-101)
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [ ]

   Check the appropriate box:
   [X]   Preliminary Proxy Statement
                                                    [ ] Confidential, For Use
                                                        of the Commission
                                                        Only (as permitted by
                                                        Rule 14a-6(e)(2))
    [ ]   Definitive Proxy Statement
    [ ]   Definitive Additional Materials
    [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        ASSOCIATED MATERIALS INCORPORATED
--------------------------------------------------------------------------------
           (Name of Registrant as specified in its Charter and Person
                             Filing Proxy Statement)

   Payment of filing fee (Check the appropriate box):
   [X]  No fee required
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

        (1)    Title of each class of securities to which transaction applies:

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        (2)    Aggregate number of securities to which transaction applies:

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        (3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
        (4)    Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

        (5)    Total fee paid:

--------------------------------------------------------------------------------
   [ ]  Fee paid previously with preliminary materials:


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   [ ]  Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)    Amount previously paid:


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        (2)    Form, Schedule or Registration Statement no.:


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        (3)    Filing Party:


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        (4)    Date Filed:

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

                       [ASSOCIATED MATERIALS LETTERHEAD]

                                                                  April   , 2001

Dear Stockholders:

You are cordially invited to attend our annual stockholders' meeting to be held at 9:30 a.m. on Thursday, May 24, 2001, in the Keystone Room on the 40th Floor of Chase Tower, 2200 Ross Avenue, Dallas, Texas 75201.

The proposals to be acted upon at the annual meeting include the election of directors, an amendment to the Company's certificate of incorporation to provide that all members of the Company's Board of Directors will be elected each year, amendments to the Stock Incentive Plan and the Employee Stock Purchase Plan to increase the number of authorized shares that may be issued under each plan and the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for 2001. I hope you will carefully read these proposals, which are described in the accompanying proxy statement, and vote your shares.

It is important that your shares be represented at the annual meeting. Accordingly, even if you plan to attend, please sign, date and promptly mail the enclosed proxy card in the postage-prepaid envelope.

                                            Sincerely,

                                            William W. Winspear
                                            Chairman, President and Chief
                                            Executive Officer

                       ASSOCIATED MATERIALS INCORPORATED
                       2200 ROSS AVENUE, SUITE 4100 EAST
                              DALLAS, TEXAS 75201

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                       SOLICITATION AND VOTING OF PROXIES

     This proxy statement is being provided to you in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders of Associated Materials Incorporated. Proxies are being solicited on behalf of the Board of Directors of Associated Materials. The meeting will be held on Thursday, May 24, 2001, starting at 9:30 a.m., in the Keystone Room on the 40th Floor of Chase Tower, 2200 Ross Avenue, Dallas, Texas 75201. This proxy statement and the enclosed proxy card are first being mailed on or about April
            , 2001, to holders of the Company's common stock entitled to vote at the Annual Meeting.

     A Proxy Committee will vote the shares of common stock represented by each proxy returned to Associated Materials. William W. Winspear and Robert L. Winspear are the members of the Proxy Committee. Any stockholder giving a proxy may change his or her vote at any time before it is voted at the Annual Meeting by notifying the Secretary of Associated Materials in writing, by submitting a new proxy card dated after the date of the proxy being revoked or by attending the Annual Meeting and voting in person. Where a stockholder's proxy specifies a choice with respect to a matter, the shares will be voted accordingly. If no such specification is made, the shares will be voted, FOR the amendment to the Company's certificate of incorporation to provide that all members of the Company's Board of Directors will be elected each year, FOR the nominees for director identified below, FOR the amendment to the Associated Materials Stock Incentive Plan to increase the number of authorized shares that may be issued under the plan, FOR the amendment to the Associated Materials Employee Stock Purchase Plan to increase the number of authorized shares that may be issued under the plan and FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors.

                          RECORD DATE AND VOTING STOCK

     April 12, 2001 has been set as the record date for the purpose of determining stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the record date, there were 6,098,448 shares of common stock and 1,550,000 shares of Class B common stock outstanding. Each outstanding share of common stock is entitled to one vote on each proposal submitted to a vote of the stockholders at the Annual Meeting. Under the terms of Associated Materials' certificate of incorporation, record holders of the Company's Class B common stock are only entitled to vote on the proposal to amend the certificate of incorporation. With respect to this proposal, each share of Class B common stock is entitled to one vote and will be counted with all votes of common stock as a single class. Only recordholders of common stock and Class B common stock at the close of business on the record date are entitled to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

     A plurality of the votes of common stock cast at the Annual Meeting is required to elect directors. The affirmative vote of the holders of a majority of the shares of common stock and Class B common stock, voting together as a single class, is required to approve the proposed amendment to the Company's certificate of incorporation. A majority of the votes cast at the Annual Meeting is required to approve the other actions proposed to be taken at the Annual Meeting. Abstentions and broker non-votes will be included in determining the number of shares of Company stock present or represented at the Annual Meeting for purposes of determining whether a quorum exists. However, abstentions with respect to any proposal brought to a vote at the Annual Meeting will have the same effect as a vote against the proposal. Broker non-votes are treated as shares not present for the purposes of the vote with respect to a specific proposal and therefore will have no effect on the outcome of the vote on any proposal other than the proposal to amend the Company's certificate of incorporation. Because this proposal requires the approval of a majority of the outstanding shares of common stock and Class B common stock, a broker non-vote with respect to the proposal to amend the certificate has the same effect as a vote against the proposal.

                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                                (PROPOSAL NO. 1)

     The Company's certificate of incorporation currently provides that the Board of Directors is divided into three classes, as nearly equal in size as possible. Each class is currently elected to serve a three-year term and only one class is elected each year.

     The Board has unanimously approved an amendment to the Company's certificate of incorporation that eliminates the three-class structure of its Board. The amendment will provide that all directors will be elected annually for a term of one year. Therefore, at each annual stockholders meeting the Company's stockholders will elect all of the members of the Board. The text of both the existing provision of the Company's certificate of incorporation relating to the three-class structure of the Board and the proposed amendment is set forth as Appendix A to the Proxy Statement.

     The Board of Directors has unanimously determined that it is in the best interests of Associated Materials and its stockholders to eliminate the classified Board so that the stockholders elect all directors annually. The proposed amendment to the Company's certificate of incorporation will allow stockholders to review and express their opinions on the performance of all directors each year. Because there is no limit on the number of terms an individual may serve, the continuity and stability of the Board's membership is not expected to be affected.

     In order to facilitate the adoption of the proposed amendment, each of the current directors of the Company has agreed to stand for re-election at the Annual Meeting. See "Election of Directors" below.

     William W. Winspear, the Company's Chairman, President and Chief Executive Officer, beneficially owns a substantial percentage of the Company's outstanding common stock. See "Beneficial Ownership of Common Stock." As a result, Mr. Winspear has a significant influence over matters requiring approval by the Company's stockholders, including the election of the Company's Board of Directors. Mr. Winspear has informed the Company that he intends to vote these shares of common stock for the proposed amendment.

     THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 2)

     Associated Materials currently has three classes of directors serving staggered three-year terms. Richard I. Galland and John T. Gray are currently serving terms that expire at the Annual Meeting. In order to implement the proposed amendment to the certificate of incorporation described above, each of William W. Winspear, Michael Caporale, James F. Leary, Alan B. Lerner and A. A. Meitz have agreed to stand for reelection at the Annual Meeting.

     If the proposal to amend the certification of incorporation is approved by the stockholders at the Annual Meeting and unless a proxy specifies otherwise, the Proxy Committee will vote the shares of common stock covered by the proxy for the election of William W. Winspear, Michael Caporale, Richard I. Galland, John T. Gray, James F. Leary, Alan B. Lerner and A. A. Meitz as directors, each with a term to expire at the Company's Annual Meeting of Stockholders in 2002 and until his successor is elected and duly qualified.

     If the proposal to amend the certificate of incorporation is not approved by the stockholders at the Annual Meeting and unless a proxy specifies otherwise, the Proxy Committee will vote the shares of common stock covered by the Proxy for the election of (1) Richard I. Galland and John T. Gray for a term to expire at the

Company's Annual Meeting of Stockholders in 2004, (2) William W. Winspear, Michael Caporale and Alan B. Lerner for a term to expire at the Company's Annual Meeting of Stockholders in 2003 and (3) James F. Leary and A. A. Meitz for a term to expire at the Company's Annual Meeting of Stockholders in 2002.

     Below are the names of each of the director-nominees, a description of the positions or offices with Associated Materials, business experience covering at least the last five years, certain other directorships presently held, age and length of service as a director of Associated Materials.

     WILLIAM W. WINSPEAR, AGE 67. Mr. Winspear has been Chairman of the Board, President and Chief Executive Officer of the Company since its inception in 1983. Mr. Winspear was President and Chief Executive Officer of Chaparral Steel Company from 1975 to 1982. Mr. Winspear is the father of Robert L. Winspear, the Company's Vice President and Chief Financial Officer.

     MICHAEL CAPORALE, JR., AGE 49. Mr. Caporale became a director of the Company in February 2001. Mr. Caporale joined the Company in January 2000 as President of the Company's Alside Window operations, became President and Chief Operating Officer of the Company's Alside division in April 2000 and was named Chief Executive Officer of the Alside division in February 2001. Prior to joining the Company, Mr. Caporale was the President of Great Lakes Window, Inc., a subsidiary of Nortek, Inc., where he had been employed since 1995.

     RICHARD I. GALLAND, AGE 84. Mr. Galland became a director of the Company in 1984, is the Chairman of the Audit Committee and currently serves as a member of the Compensation Committee. Mr. Galland also served as Chairman of the Compensation Committee through February 2001. Mr. Galland was formerly Chairman of the Board and Chief Executive Officer of American Petrofina Incorporated, an integrated petroleum and petrochemical company, and formerly Of Counsel to the law firm of Jones, Day, Reavis & Pogue. Mr. Galland is also a director of D. R. Horton, Inc., a homebuilding company.

     JOHN T. GRAY, AGE 65. Mr. Gray became a director of the Company in 1998 and serves as a member of the Compensation Committee. Mr. Gray is a General Partner in Brynwood Partners, a private equity investment fund. From 1982 to 1995, Mr. Gray was President and Chief Executive Officer of the Genie Company, a manufacturer of automatic garage door openers. Mr. Gray is also a director of Lincoln Snacks, Inc., a snack food manufacturer and J.B. Williams Co., a marketer of men's grooming and cold-care products.

     JAMES F. LEARY, AGE 71. Mr. Leary became a director of the Company in 1984 and serves as a member of the Audit and Compensation Committees. Mr. Leary is a managing director of Benefit Capital South West, Inc., a financial consulting firm. From 1995 to 1998, Mr. Leary was Vice Chairman -- Finance and a director of Search Financial Services Inc., a consumer finance company. In March 1998, Search Financial filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code. Mr. Leary is also a director of certain mutual funds managed by Capstone Asset Management Inc. and is a director of Prospect Street High Income Fund, a mutual fund.

     ALAN B. LERNER, AGE 70. Mr. Lerner became a director of the Company in May 1997 and serves as a member of the Audit Committee and became Chairman of the Compensation Committee in February 2001. Mr. Lerner retired in 1993 as a Senior Executive Vice President of Associates Corporation of North America, a consumer and commercial finance company, where he had been employed since 1981.

     A. A. MEITZ, AGE 63. Mr. Meitz became a director of the Company in 1993 and serves as a member of the Audit and Compensation Committees. Mr. Meitz retired as Senior Vice President of the consulting firm of Booz, Allen & Hamilton, Inc. where he was employed from 1965 through 1994. Mr. Meitz is also currently a director of the Northern Bank of Texas.

     THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR ELECTION AS DIRECTORS.

                 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     BOARD OF DIRECTORS. The Board currently consists of seven members. During 2000, the Board of Directors held five meetings. The Board has established standing Audit and Compensation Committees to assist the Board in the discharge of its responsibilities. The Board may also appoint other committees for specialized functions as appropriate. In 2000, each Director attended all Board and applicable committee meetings held during the period he was a director.

     AUDIT COMMITTEE. The members of the Audit Committee are Mr. Galland (Chairman), Mr. Leary, Mr. Lerner and Mr. Meitz. The Audit Committee met three times in 2000. The Audit Committee is responsible for recommending an accounting firm to serve as Associated Materials' independent auditors, reviewing the annual audit of Associated Materials, reviewing audit and any nonaudit fees paid to Associated Materials' independent auditors and reviewing the scope and results of internal audit activities. The Audit Committee reports its findings and recommendations to the Board for appropriate action. The report by the Audit Committee appears elsewhere in this Proxy Statement. In addition, the Audit Committee Charter is attached as Appendix B to this Proxy Statement.

     COMPENSATION COMMITTEE. The members of the Compensation Committee are Mr. Lerner (Chairman), Mr. Galland, Mr. Gray, Mr. Leary and Mr. Meitz. The Compensation Committee met twice in 2000. The Compensation Committee supervises Associated Materials' compensation policies, administers incentive plans, reviews officers' salaries and bonuses, approves significant changes in employee benefits and recommends to the Board other forms of compensation as it deems appropriate. The report by the Compensation Committee discussing compensation for executive officers of Associated Materials appears elsewhere in this Proxy Statement.

     DIRECTOR NOMINATIONS. The Company does not have a nominating committee. The functions customarily performed by a nominating committee are performed by the Board as a whole. Written nominations by stockholders for directors will be considered, provided they are received by the Secretary of Associated Materials at its principal executive offices pursuant to timely advance written notice in accordance with Associated Materials' By-Laws. The Company's By-Laws require that notice be given not less than 50 days in advance of the annual meeting, subject to certain exceptions. The By-Laws also require that the certain information be provided, including the identity and address of the nominating stockholder, a representation that the stockholder is a holder of record and entitled to vote for the election of directors as well as the information regarding the proposed nominee that would be required to be included in a proxy statement soliciting proxies for the proposed nominee.

     DIRECTOR COMPENSATION. Directors, including directors who are employees of the Company, receive an annual retainer of $16,000 plus $3,500 for each Board meeting and $1,000 for each committee meeting attended. Directors are also reimbursed for reasonable travel expenses incurred in attending Board and committee meetings.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth as of April 1, 2001, the beneficial ownership of common stock by each director of the Company, each of the Company's executive officers and all directors and executive officers of the Company as a group.

                                                                 SHARES
                                                              BENEFICIALLY
NAME OF BENEFICIAL OWNER                                         OWNED       PERCENTAGE
------------------------                                      ------------   ----------
William W. Winspear(1)......................................   3,772,242        61.9%
Michael Caporale(2).........................................      50,000           *
Richard I. Galland..........................................      24,518           *
John T. Gray(2).............................................      15,000           *
James F. Leary..............................................       2,000           *
Alan B. Lerner(2)...........................................      55,000           *
A. A. Meitz(2)..............................................      40,000           *
Robert F. Hogan, Jr(2)......................................      98,000         1.6%
Robert L. Winspear (2)(3)...................................     382,192         6.2%
All directors and executive officers as a group (9
  persons)..................................................                    65.0%

---------------

 *  Less than 1%.

(1) Includes 2,911,165 shares of common stock held of record by the Winspear Family Limited Partnership ("Winspear Partnership") and 100,000 shares of common stock held of record by Winspear Family Investments, Ltd. ("Winspear Investments"). Mr. Winspear is the trustee of a trust that is the general partner of the Winspear Partnership and is a general partner of Winspear Investments. Also includes 351,709 shares of common stock held by a trust established by Mr. Winspear's spouse, for which Mr. Winspear is the trustee. Mr. Winspear disclaims beneficial ownership of the shares owned by this trust. According to a Schedule 13G filed by Mr. Winspear, Mr. Winspear has sole voting power with respect to 2,356,025 shares of common stock and sole dispositive power with respect to 3,772,242 shares of common stock. The address of Mr. Winspear, the Winspear Partnership and Winspear Investments is 2200 Ross Avenue, Suite 4100 East, Dallas, Texas 75201.

(2) Includes options to purchase common stock held by Mr. Caporale (50,000 shares), Mr. Gray (15,000 shares), Mr. Hogan (18,000 shares), Mr. Lerner (40,000 shares), Mr. Meitz (40,000 shares) and Mr. R.L. Winspear (32,000 shares).

(3) Includes 252,182 shares held of record by Winspear Partnership and 98,010 shares held of record by Winspear Investments, as to which Mr. Winspear has voting rights. Mr. Winspear disclaims beneficial ownership of the shares owned by Winspear Investments. According to a Schedule 13G filed by Mr. Winspear, Mr. Winspear has sole voting power with respect to 382,192 shares of common stock and sole dispositive power with respect to 32,000 shares of common stock. Mr. Winspear's address is 2200 Ross Avenue, Suite 4100 East, Dallas, Texas 75201.

     The following table sets forth information regarding the number and percentage of shares of common stock beneficially owned by all persons and entities who are known by the Company to beneficially own five percent or more of the outstanding common stock, other than directors and executive officers of the Company, whose share ownership is reflected in the table above. The information regarding beneficial ownership of common stock by the entities identified below is included in reliance on a report filed with the Securities and Exchange Commission by such entity, except that the percentage is based upon the Company's calculations made in reliance upon the number of shares reported to be beneficially owned by the entity in such report and the number of shares of common stock outstanding on April 1, 2001.

                                                                 SHARES
                                                              BENEFICIALLY
NAME OF BENEFICIAL OWNER                                         OWNED       PERCENTAGE
------------------------                                      ------------   ----------
The Prudential Insurance Company of America(1)..............   1,551,000        20.3%
Wellington Management Company, LLP(2).......................     473,000         7.8%

---------------

(1) Prudential owns of record 1,550,000 shares of Class B common stock, or 100% of all outstanding shares of the Company's Class B common stock. Shares of Class B common stock may be converted at any time into common stock on a one for one basis. The holder of shares of Class B common stock has rights and privileges identical to the rights and privileges of holders of common stock, except that the holder of shares of Class B common stock may vote (with the holders of common stock) only on (a) any amendment to the Company's certificate of incorporation, (b) any sale or other disposition of all or substantially all of the Company's assets, (c) any merger or consolidation of the Company, and (d) any liquidation, dissolution or winding up of the Company. According to a Schedule 13G filed by Prudential, in addition to the 1,550,000 shares of Class B common stock, Prudential beneficially owns 1,000 shares of common stock. Prudential's address is 751 Broad Street, Newark, New Jersey 07102-3777.

(2) According to a Schedule 13G filed by Wellington Management Company, LLP, Wellington has shared voting power with respect to 188,000 shares of common stock and shared dispositive power with respect to 473,000 shares of common stock. Wellington's business address is 75 State Street, Boston, Massachusetts 02109.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

     The Compensation Committee has responsibility for the Company's executive compensation practices and policies. The Committee is currently composed of five outside directors who are not officers or employees of the Company.

EXECUTIVE PAY POLICY

     The Company's compensation programs are intended to attract, retain and motivate the key people necessary to lead Associated Materials to achieve its strategic objective of increased earnings per share over the long term, reflecting the Committee's belief that executive compensation should seek to align the interests of the Company's executives with those of its stockholders. The program utilizes three components: base salary, short-term incentives and long-term compensation in the form of stock options.

     Early in 2000, the Compensation Committee reviewed survey data prepared by an outside consulting firm regarding compensation practices of companies in similar businesses and of similar size. In connection with its review, compensation for the Company's chief executive officer, as well as its other executive officers, was assessed against the practices of the survey group. In establishing base salaries, the Compensation Committee has adopted a strategy of setting executive salaries between the median salary and the 75th percentile of those shown in the survey data. However, the Compensation Committee also considered other subjective factors, such as experience and the prior performance of the executives in making its salary determinations for 2000. The Compensation Committee set the salary ranges in this manner to ensure that Company's base salary practices do not put it at a competitive disadvantage in retaining and attracting key executives while ensuring an appropriate cost structure for the Company.

     The Company has incentive compensation programs for virtually all employees of the Company. For officers, this program provides for incentive compensation opportunities based upon pre-tax profit or return on invested capital of the Company or the division in which they are employed. For other employees, incentive compensation is based upon the profitability of their particular business unit, for example, a manufacturing plant or supply center. The Compensation Committee believes that this program provides a direct incentive to the Company's employees that should result in an increase in long-term stockholder value.

BASE SALARY

     The Compensation Committee increased Mr. Winspear's annual base salary from $495,000 to $510,000 in March 2000. Mr. Winspear's base salary was determined by reference to the median salary of chief executive officers of similar companies, as reflected in the survey data described above. The base salaries of the other executive officers were also adjusted based on the Committee's review of the survey data.

SHORT-TERM INCENTIVE PROGRAM

     Consistent with its historical practice, under the Company's 2000 short-term incentive program, Mr. Winspear was eligible to receive a cash bonus award based upon the Company's pre-tax profit before extraordinary items. Under this program, Mr. Winspear's bonus varies proportionately with the Company's profits.

     Because the Company's chief executive officer beneficially owns a significant percentage of the Company's common stock, the Compensation Committee does not believe that stock-based compensation is an appropriate incentive arrangement for him. The Compensation Committee took this into consideration in determining Mr. Winspear's cash bonus opportunity. Based on the Company's financial performance in 2000, the Company's chief executive officer earned a cash bonus of $612,870.

     In 2000, each of the Company's other executive officers received a cash bonus award based upon pre-tax profit before extraordinary items or return on capital of either the Company or the executive's operating division.

STOCK OPTIONS

     The Company's stock incentive plan is administered by the Committee and is designed to provide incentive compensation to the Company's executive officers and other key management personnel. The grants are long-term incentives for future performance, which is designed to align the interests of management with those of the Company's stockholders. Options were granted to one executive officer in 2000.

OTHER MATTERS

     At the annual meeting in 1999, the Company's stockholders approved the Incentive Bonus Plan in order to minimize the impact of the $1 million deduction limitation on executive compensation which was implemented as part of the Omnibus Budget Reconciliation Act of 1993. This Plan permits the Company to continue its historical incentive compensation program while maximizing the deductibility of the bonus payments under this Plan.

     This report is submitted by the members of the Compensation Committee of the Board.

THE COMPENSATION COMMITTEE OF THE BOARD

Richard I. Galland  John T. Gray  James F. Leary  Alan B. Lerner  A. A. Meitz
     Chairman

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual compensation paid by the Company for services rendered in 2000, 1999 and 1998 by the chief executive officer and each of the other executive officers of the Company.

                                                                                  LONG-TERM
                                                                                COMPENSATION
                                               ANNUAL COMPENSATION                 AWARDS
                                      -------------------------------------   -----------------
                             FISCAL                          OTHER ANNUAL     SHARES UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR     SALARY     BONUS     COMPENSATION(1)    OPTIONS/SARS(2)    COMPENSATION
---------------------------  ------   --------   --------   ---------------   -----------------   ------------
William W. Winspear.......    2000    $507,500   $612,870            --                  0          $39,450(3)
  Chairman of the Board,      1999    $492,917   $512,500            --                  0          $36,000
  President and Chief         1998    $467,500   $429,561            --                  0          $39,100
  Executive Officer
Michael Caporale(4).......    2000    $335,417   $140,000       $53,157            100,000          $74,282(5)
  President and Chief
  Executive Officer of the
  Company's Alside division
Robert F. Hogan, Jr. .....    2000    $249,167   $158,435            --                  0          $ 5,950(6)
  President and Chief         1999    $238,750   $ 42,985            --                  0          $ 5,600
  Executive Officer of the    1998    $220,833   $266,300            --             30,000          $ 5,600
  Company's AmerCable
  division
Robert L. Winspear........    2000    $197,500   $ 61,287            --                  0          $ 5,950(6)
  Vice President and          1999    $181,667   $ 51,251            --                  0          $ 5,600
  Chief Financial Officer     1998    $141,458   $ 42,956            --             20,000          $ 4,951
Donald L. Kaufman.........    2000    $446,667   $233,764            --                  0          $40,300(7)
  Former President and        1999    $428,333   $293,451            --                  0          $37,400
  Chief Executive Officer     1998    $407,917   $242,031            --                  0          $33,500
  of the Company's Alside
  division

---------------

(1) Includes amounts for the payment of income taxes relating to relocation expenses paid by the Company in 2000 and taxable to Mr. Caporale. Perquisites and other personal benefits received by the Company's executive officers are not included in the Summary Compensation Table because the aggregate amount of such compensation, if any, did not meet disclosure thresholds established under current regulations of the SEC.

(2) In January 2000, Mr. Caporale was granted an option to purchase 50,000 shares of common stock at $14.4375 per share, the fair market value on the grant date. In March 2000, Mr. Caporale was granted an option to purchase an additional 50,000 shares of common stock at $13.875 per share, the fair market value on the grant date. These options vested 50% on the date of grant and the balance vests on the second anniversary of the grant date. In August 1998, Mr. Hogan and Mr. Robert Winspear were granted options to purchase 30,000 and 20,000 shares of common stock, respectively, at $9.00 per share, the fair market value on the date of grant. These options vested 20% on the date of grant and the balance vests 20% on each anniversary of the grant date.

(3) Includes directors fees of $33,500 and amounts accrued or allocated under a defined contribution plan of $5,950.

(4) Mr. Caporale joined the Company in January 2000.

(5) Represents moving expenses incurred by Mr. Caporale and paid by the Company under the terms of his Employment Agreement.

(6) Includes amounts accrued or allocated under a defined contribution plan.

(7) Includes directors fees of $33,500 and amounts accrued or allocated under a defined contribution plan of $6,800.

COMPENSATION AND INCENTIVE PROGRAMS

     INCENTIVE BONUS PLAN. The Company maintains an Incentive Bonus Plan providing for annual bonus awards to certain key employees, including each of the executive officers of the Company. Bonus amounts are based on pre-tax profits of the Company or, in the cases of Alside and AmerCable personnel, the pre-tax profits or return on invested capital of these divisions. This Plan is administered by the Compensation Committee, none of the members of which is eligible for a bonus award pursuant to this Plan. Bonus payments under the Incentive Bonus Plan are not guaranteed. Cash bonuses accrued in 2000, 1999 and 1998 to each of the Company's executive officers are set forth in the Summary Compensation Table.

     ALSIDE PENSION PLAN. Prior to January 1, 1999, the Company maintained a defined benefit pension plan. This plan covered all Alside employees who had completed one year of service, except for various designated groups of hourly and union employees. Mr. Kaufman, who retired from the Company in March 2001, was the only executive officer of the Company entitled to receive benefits under this plan. Mr. Kaufman, who is age 69, receives a monthly pension of $11,667 under this plan.

     EMPLOYMENT AGREEMENT. Associated Materials is a party to an Employment Agreement with Michael Caporale pursuant to which he serves as the President and Chief Executive Officer of the Company's Alside division. The Employment Agreement has a three-year term, expiring in January 2003. Under his Employment Agreement, Mr. Caporale receives an annual base salary of not less than $350,000 and was entitled to receive incentive compensation of not less than $100,000 in 2000. No specific amount of incentive compensation is guaranteed during the remaining term of the Employment Agreement. Mr. Caporale also receives other employee benefits made available to the Company's other senior executives. In addition, beginning January 2001, Mr. Caporale will receive three annual payments of $33,334 in consideration for forfeiting stock options granted to him by his previous employer. In the event of an involuntary termination of his employment (other than for cause or as a result of Mr. Caporale's death), Mr. Caporale would receive severance pay in an amount equal to two years annual salary and bonus (based on his last 12 months earnings) at a minimum of $500,000 per year, the remaining amount payable for forfeiting stock options from his previous employer, employee benefits for two years and the immediate vesting of his options to purchase Company common stock. Under the terms of this Employment Agreement, Mr. Caporale was granted options to purchase 50,000 shares of common stock in January 2000 at an exercise price of $14.4375 per share and options to purchase an additional 50,000 shares of common stock in March 2000 at $13.875 per share, in each case the market value of the common stock on the grant date. These option grants have ten-year terms and the options vested 50% on its grant date with the remaining 50% vesting on the second anniversary of the grant date.

                           OPTION/SAR GRANTS IN 2000

     The following table provides information regarding the grant of stock options to each of the Company's executive officers in 2000.

                                               INDIVIDUAL GRANTS
                        ---------------------------------------------------------------   POTENTIAL REALIZABLE VALUE
                          NUMBER OF     PERCENT OF TOTAL                                    AT ASSUMED ANNUAL RATES
                         SECURITIES       OPTIONS/SARS                                    OF STOCK PRICE APPRECIATION
                         UNDERLYING        GRANTED TO      EXERCISE                           FOR OPTION TERM(2)
                        OPTIONS/SAR'S     EMPLOYEES IN     PRICE PER                      ---------------------------
NAME                     GRANTED(1)           2000         SHARE(1)    EXPIRATION DATE        5%             10%
----                    -------------   ----------------   ---------   ---------------    -----------   -------------
William W. Winspear...          0                0               --                  --           0               0
Michael Caporale......     50,000             29.9%        $14.4375    January 17, 2010    $453,983      $1,150,483
                           50,000             29.9%        $13.8750      March 31, 2010    $436,296      $1,105,659
Robert F. Hogan.......          0                0               --                  --           0               0
Robert L. Winspear....          0                0               --                  --           0               0
Donald Kaufman........          0                0               --                  --           0               0

---------------

(1) The exercise price was equal to the fair market value of the common stock on the date of grant. The options vest 50% on the grant date and the balance vests on the second anniversary of the grant date. All options granted in 2000 were non-qualified stock options.

(2) The potential realizable value set forth in the table above illustrates the value that would be realized upon exercise of the option immediately prior to the expiration of its term, assuming the specified compounded rates of appreciation on the common stock over the term of the option. The use of the assumed 5% and 10% annual rates to stock price appreciation are established by the Securities and Exchange Commission and is not intended by the Company to forecast possible appreciation of the price of its common stock.

                    AGGREGATED OPTION/SAR EXERCISES IN 2000
                    AND DECEMBER 31, 2000 OPTION/SAR VALUES

     The following table provides information regarding the exercise of options during 2000 and unexercised options held as of December 31, 2000 for each of the Company's executive officers.

                                                                 NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                  OPTIONS/SARS AT               OPTIONS/SARS AT
                                                               DECEMBER 31, 2000(1)          DECEMBER 31, 2000(2)
                               SHARES ACQUIRED    VALUE     ---------------------------   ---------------------------
NAME                             ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           ---------------   --------   -----------   -------------   -----------   -------------
William W. Winspear..........         0             $0              0             0        $      0        $     0
Michael Caporale.............         0             $0         50,000        50,000        $ 85,938        $85,938
Robert F. Hogan..............         0             $0         18,000        12,000        $123,750        $82,500
Robert L. Winspear...........         0             $0         32,000         8,000        $341,500        $55,000
Donald L. Kaufman............         0             $0        100,000             0        $387,500        $     0

---------------

(1) The Company has not granted stock appreciation rights.

(2) Based on a price of $15.875 per share of common stock, the closing sale price on December 29, 2000, multiplied by the number of shares of common stock issuable upon exercise of these options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

STOCKHOLDERS' AGREEMENT

     The Prudential Insurance Company of America, the Winspear Partnership and Associated Materials are parties to a Stockholders' Agreement. Pursuant to the Stockholders' Agreement, Prudential and the Winspear Partnership have agreed that (a) if the Winspear Partnership, or any subsequent holder of its shares of common stock, intends to sell any of its shares (other than in a public offering), to permit Prudential to participate in such sale on a pro rata basis and (b) if the Winspear Partnership, or any subsequent holder of its shares of common stock, elects to sell shares of common stock, to require Prudential and subsequent holders of its shares to participate in the sale on a pro rata basis, but only if the total number of shares of common stock to be sold exceeds 50% of the outstanding shares of common stock and Class B common stock on a fully diluted basis. The Stockholders' Agreement also requires, so long as Prudential and certain Prudential affiliates beneficially own at least 15% of the outstanding common stock on a fully diluted basis, all shares of common stock subject to the Stockholders' Agreement to be voted to elect two or three persons designated by Prudential to the Company's Board of Directors (depending on the number of directors making up the Board), or if Prudential and certain Prudential affiliates beneficially own at least 5% (but less than 15%) of the common stock, to elect to the Board one person designated by Prudential. Unless terminated earlier, the Stockholders' Agreement expires on August 19, 2003.

     Prudential currently has the right to nominate three directors to the Company's Board of Directors. Prudential has not nominated any person to the Company's Board and Prudential has informed the Company that it does not presently intend to exercise its right under the Stockholders' Agreement to nominate persons to serve as directors of the Company.

REGISTRATION RIGHTS AGREEMENT

     Under the terms of a Registration Rights Agreement among the Company, Prudential and certain other stockholders, upon the request of either Prudential or the Winspear Partnership and its private transferees the Company shall, subject to certain exceptions, be required to effect two registrations of the common stock, provided that certain minimum and maximum numbers of shares are included in the request. The Registration Rights Agreement also grants secondary offering rights ("piggy-back" rights) to Prudential, the Winspear Partnership and certain other stockholders in connection with these requested registrations and any other Company registration of common stock or common stock equivalents. The registration rights may not be transferred, with certain exceptions, to persons who, after such transfer, would hold less than 100,000 shares of common stock or Class B common stock.

     The Registration Rights Agreement also provides that the Company will bear all expenses associated with the Company's obligation to effect these registrations, other than underwriting discounts, commissions and transfer taxes, if any. The Company's obligation to pay such expenses includes the out-of-pocket expenses (including legal and accounting expenses) for the first registration of common stock by Prudential or its private transferees, up to $100,000, and for the first registration of common stock by the Winspear Partnership or its private transferees, up to $100,000. The Company has reimbursed Prudential $100,000 for expenses incurred in connection with a prior offering of common stock. Therefore, the Company has no obligation to reimburse Prudential for any future expenses under this Agreement.

RELOCATION LOAN

     In connection with his joining the Company, Mr. Caporale moved to the Akron, Ohio area, where the Company's Alside division is located. As part of his relocation benefits, on November 16, 2000 the Company made a non-interest bearing loan to Mr. Caporale in the amount of $270,407 for the purchase of a new home. Mr. Caporale repaid this loan in full on February 16, 2001.

                               STOCK PERFORMANCE

     The following graph compares the cumulative stockholder return on the Company's common stock with the Standard & Poor's SmallCap 600 Index and the Building Materials Sector of the Standard & Poor's SmallCap 600 Index. The comparison assumes $100 was invested as of February 26, 1998 (the date on which shares of the Company's common stock began trading on a "when issued" basis) and the reinvestment of all dividends.

                  COMPARISON OF CUMULATIVE STOCKHOLDER RETURN

                              [PERFORMANCE GRAPH]

-----------------------------------------------------------------------------------------------------------
                       26-Feb-98   30-June-98   31-Dec-98   30-June-99   31-Dec-99   30-June-00   31-Dec-00
-----------------------------------------------------------------------------------------------------------
 Associated
   Materials                100       83.59       73.44        84.38       103.31       96.90       100.87
 S&P Small Cap 600/
   Building
   Materials                100      103.03       94.40       109.37        99.40       90.54        72.35
 S&P Small Cap 600
   Index                    100       98.89       91.97        96.61       103.38      110.50       115.58

                 AMENDMENT TO ASSOCIATED MATERIALS INCORPORATED
                 AMENDED AND RESTATED 1994 STOCK INCENTIVE PLAN
                                (PROPOSAL NO. 3)

     In February 2001, the Board adopted, subject to approval by the Company's stockholders, an amendment to the Associated Materials Incorporated Amended and Restated 1994 Stock Incentive Plan (the "Incentive Plan") to increase the number of shares of common stock authorized to be issued under the Incentive Plan by 400,000. Options covering all 800,000 shares of common stock authorized for issuance under the Incentive Plan have been issued. Further, options to purchase an additional 30,000 shares of common stock have been granted to three individuals, none of whom are executive officers of the Company. These grants are contingent upon the approval of the proposed amendment to the Incentive Plan at the Annual Meeting.

     The Board believes that it is in the best interests of the Company to attract and retain the services of experienced and knowledgeable employees. The Incentive Plan is designed to provide an incentive to officers and other key employees of the Company and is intended to align the interests of these officers and employees with those of the Company's stockholders. In order for the Incentive Plan to continue to serve its purpose, the Board has determined that an increase in the number of shares available for issuance is necessary and in the best interests of the Company's stockholders.

INCENTIVE PLAN SUMMARY

     ELIGIBILITY. Directors, officers and other key employees of and consultants to the Company may be selected by the Board of Directors to receive benefits under the Incentive Plan. Currently, 24 individuals hold options to purchase shares of common stock granted under the Incentive Plan.

     OPTION RIGHTS. The Board of Directors may grant rights ("Option Rights") that entitle the optionee to purchase shares of common stock at a price equal to or greater than market value on the date of grant. The option price is payable at the time of exercise (a) in cash or cash equivalent, (b) by the transfer to the Company of shares of common stock that have been owned by the optionee for at least six months and have a value at the time of exercise equal to the option price, (c) with any other legal consideration the Board of Directors may deem appropriate, or (d) by any combination of the foregoing methods of payment. Any grant may provide for payment of the option price from the proceeds of sale through a broker on the date of exercise of some or all of the shares of Common Stock to which the exercise relates. The Board of Directors has the authority to specify at any time that Restricted Shares (as defined below), or other shares of common stock which are subject to risk of forfeiture or restrictions on transfer will be accepted for part or all of the option price. In such event, the Board of Directors may provide that the shares of Common Stock received upon exercise of the stock option will be subject to the same risks of forfeiture or restrictions on transfer which applied to the shares used as payment for the option price.

     Option Rights granted under the Incentive Plan may be Option Rights that are intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), Option Rights that are not intended to so qualify or any combination of the foregoing. At or after the date of grant of any nonqualified Option Rights, the Board of Directors may provide for the payment of dividend equivalents to the optionee on a current, deferred or contingent basis or may provide that dividend equivalents be credited against the option price.

     No Option Right may be exercised more than 10 years from the date of grant. Each grant must specify the conditions, including as and to the extent determined by the Board of Directors, the period of continuous employment or continuous engagement of consulting services by the Company or any subsidiary, that are necessary before the Option Rights will become exercisable, and may provide for the earlier exercise of the Option Rights, including, without limitation, in the event of a change in control of the Company or other similar transaction or event. Successive grants may be made to the same optionee regardless of whether Option Rights previously granted to him or her remain unexercised.

     RESTRICTED SHARES. An award of "Restricted Shares" involves the immediate transfer by the Company to a participant of ownership of a specific number of shares of common stock in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in the shares. The transfer may be made without additional consideration or for consideration in an amount that is less than the market value of the shares on the date of grant, as the Board of Directors may determine.

     Restricted Shares must be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Board of Directors. An example would be a provision that the Restricted Shares would be forfeited if the participant ceased to serve the Company as an officer or other key employee during a specified period of years. In order to enforce these forfeiture provisions, the transferability of Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Board of Directors for the period during which the forfeiture provisions are to continue. The Board of Directors may provide for a shorter period during which the forfeiture provisions are to apply, including, without limitation, in the event of a change in control of the Company or other similar transaction or event.

     DEFERRED SHARES. An award of "Deferred Shares" constitutes an agreement by the Company to deliver shares of Common Stock to the participant in the future in consideration of the performance of services, subject to the fulfillment of such conditions during the Deferral Period (as defined in the Incentive Plan) as the Board of Directors may specify. During the Deferral Period, the participant has no right to transfer any rights under the award and no right to vote the shares covered by the award. On or after the date of any grant of Deferred Shares, the Board of Directors may authorize the payment of dividend equivalents thereon on a current, deferred to contingent basis in either cash or additional shares of Common Stock. Grants of Deferred Shares may be made without additional consideration or for consideration in an amount that is less than the market value of the shares on the date of grant. Deferred Shares must be subject to a Deferral Period, as determined by the Board of Directors on the date of grant, except that the Board of Directors may provide for a shorter Deferral Period, including, without limitation, in the event of change in control of the Company or other similar transaction or event.

     TRANSFERABILITY. Except as permitted by the Board of Directors, no Option Right, or other "derivative security" within the meaning of Rule 16b-3 under the Exchange Act is transferable by a participant except by will or the laws of descent and distribution. Except as permitted by the Board of Directors, Option Rights may not be exercised during a participant's lifetime except by the participant or, in the event of his or her incapacity, by his or her guardian or legal representative acting in a fiduciary capacity on behalf of the participant under state law and court supervision.

     ADJUSTMENTS. The maximum number of shares of common stock that may be issued or transferred under the Incentive Plan, the number of shares covered by outstanding awards and the option prices per share applicable thereto, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar transactions or events. In the event of any such transaction or event, the Board of Directors may in its discretion provide in substitution for any or all outstanding awards under the Stock Incentive Plan such alternative consideration as it may in good faith determine to be equitable in the circumstances and may require the surrender of all awards so replaced.

     ADMINISTRATION. The Incentive Plan is administered by the Board of Directors although the Board of Directors may delegate all or any portion of its authority to a committee. In connection with its administration of the Incentive Plan, the Board of Directors is authorized to interpret the Incentive Plan and related agreements and other documents. The Board of Directors may make grants to participants under any or a combination of all of the various categories of awards that are authorized under the Incentive Plan and may provide for special terms for awards to participants who are foreign nationals, as the Board of Directors may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.

     AMENDMENTS. The Incentive Plan may be amended from time to time by the Board of Directors, but, without further approval by the stockholders of the Company no such amendment (unless expressly allowed pursuant to the adjustment provisions described above) may increase the aggregate number of shares that may be issued or transferred plus the amount of shares covered by outstanding awards.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Incentive Plan based on federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

     NONQUALIFIED OPTION RIGHTS. In general: (i) no income will be recognized by an optionee at the time a nonqualified Option Right is granted; (ii) at the time of exercise of a nonqualified Option Right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares if they are nonrestricted on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a nonqualified Option Right, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held. Such long-term capital gain may be eligible for reduced rates if applicable holding period requirements are satisfied.

     INCENTIVE STOCK OPTIONS. No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. If shares of common stock are issued to an optionee pursuant to the exercise of an incentive stock option and no disqualifying disposition of the shares is made by the optionee within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the optionee as long-term capital gain and any loss sustained will be long-term capital loss.

     If shares of common stock acquired upon the timely exercise of an incentive stock option are disposed of prior to the expiration of either the one or two year holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period. Such long-term capital gain may be eligible for reduced rates if applicable holding period requirements are satisfied.

     RESTRICTED SHARES. A recipient of Restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Shares reduced by any amount paid by the recipient at such time as the shares are no longer subject to a risk or forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the share (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any non-restricted dividends received with respect to Restricted Shares that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

     DEFERRED SHARES. No income generally will be recognized upon the grant of Deferred Shares. The recipient of a grant of Deferred Shares generally will be subject to tax at ordinary income rates on the fair market value of nonrestricted shares of common stock on the date that the Deferred Shares are transferred to the recipient, reduced by any amount paid by the recipient, and the capital gains or loss holding periods for the Deferred Shares will also commence on that date.

     SPECIAL RULES APPLICABLE TO OFFICERS AND DIRECTORS. In limited circumstances where the sale of stock that is received as the result of a grant of an award could subject an officer or director to suit under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the tax consequences to the officer or director may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but no longer than six months.

     TAX CONSEQUENCES TO THE COMPANY. To the extent that a participant recognizes ordinary income in the circumstance described above, the Company for which the participant performs services will be entitled to a corresponding deduction that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not subject to the annual compensation limitation set forth in Section 162(m) of the Code and is not "excess parachute payment" within the meaning of Section 280G of the Code.

     THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE INCENTIVE PLAN.

                 AMENDMENT TO ASSOCIATED MATERIALS INCORPORATED
                          EMPLOYEE STOCK PURCHASE PLAN
                                (PROPOSAL NO. 4)

     In February 2001, the Board adopted, subject to approval by the Company's stockholders, an amendment to the Associated Materials Incorporated Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of common stock authorized to be issued by 250,000. Currently, 250,000 share of common stock are authorized for issuance under the Purchase Plan, of which 182,119 shares have been issued, leaving 67,881 shares reserved for issuance under the Purchase Plan.

     The Purchase Plan provides a method for employees of the Company to purchase shares of common stock. The purpose of the Purchase Plan is to promote the interests of the Company by aligning the interests of employees and the Company's stockholders through the ownership of common stock. Management believes the Purchase Plan is an important factor in attracting and retaining qualified employees essential to the continued success of the Company. In order for the Purchase Plan to continue to serve its purpose, the Board has determined that an increase in the number of shares available for issuance is necessary and in the best interests of the Company's stockholders.

PURCHASE PLAN SUMMARY

     The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Shares of common stock will be offered under the Purchase Plan through a series of six-month periods, each referred to as a Purchase Period, until the maximum number of shares authorized to be issued under the Purchase Plan have been purchased or the Purchase Plan is terminated.

     Any employee of the Company is eligible to participate in the Purchase Plan if that employee customarily works 20 hours or more each week for more than five months each calendar year. As of January 1, 2001, approximately 1,980 of the Company's 2,150 employees were eligible to participate in the Purchase Plan. A participant will be granted a purchase right on the first day of each Purchase Period in which he or she elects to participate. The purchase right provides the participant with the right to purchase shares of common stock on the Purchase Date. Purchase rights will not be granted to an employee if immediately after the grant the individual would own (within the meaning of Section 424(d) of the Code) or hold outstanding options or other rights to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

     A maximum of 250,000 shares of common stock may currently be issued under the Purchase Plan, or a maximum of 500,000 shares if the stockholders approve the proposed amendment. However, should any change be made to the Company's common stock by reason of a stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without the Company's receipt of consideration, appropriate adjustments will be made in the number of shares issuable under the Purchase Plan.

     Payroll deductions begin on the first pay day of each Purchase Period and continue through the pay day ending on or immediately prior to the last day of the Purchase Period, unless sooner terminated by the participant. The amounts collected are credited to an account established for each participant by the plan administrator under the Purchase Plan.

     Purchase Periods run from January 1 to June 30 and from July 1 to December
31. However, the first Purchase Period began on October 1, 1998, and ended on December 31, 1998. The last business day of each

Purchase Period is the "Purchase Date" on which shares are actually purchased under the Purchase Plan. During each Purchase Period, a participant may authorize payroll deductions in (a) any whole multiple of 1% of the participant's Eligible Compensation during the Purchase Period or (b) any whole dollar amount of the Eligible Compensation paid to the participant during each Purchase Period, provided the payroll deduction does not exceed a maximum of 25% of the participant's Eligible Compensation.

     The purchase price per share is 85% of the lower of (a) the Fair Market Value per share of common stock on the first day of the Purchase Period or (b) the Fair Market Value per share of common stock on the last day of each Purchase Period. The closing price of the Company's common stock as reported on Nasdaq on
April   , 2001 was $     .

     The Purchase Plan is administered by a plan administrator. The plan administrator is appointed by the Board and has the full authority and discretion to interpret any provision of the Purchase Plan and the rules and regulations as necessary to comply with the requirements of Section 423 of the Code. The plan administrator also has the full authority and discretion to retain third-party firms (such as brokerage and record keeping firms) from time to time as he or she deems appropriate. Decisions of the plan administrator and the Board are final and binding on all parties having an interest in the Purchase Plan. The current plan administrator is Robert L. Winspear, Vice President and Chief Financial Officer of the Company. The Board has the full authority and discretion to decide any questions relating to the administration of the Purchase Plan that are referred to it by the plan administrator and to amend the Purchase Plan.

     The Purchase Plan may be amended from time to time by the Board or any duly authorized Board committee. All purchase rights outstanding at the effective date of any such amendment will be subject to its terms and provisions. However, the Board may not, without the approval of the Company's stockholders, increase the number of shares issuable under the Purchase Plan, except to the extent permitted in connection with changes in the Company's capital structure. The board is authorized to terminate the Purchase Plan at any time, provided that no termination will adversely affect the terms of any outstanding purchase rights.

     The effective date of the Purchase Plan was October 1, 1998. Unless sooner terminated by the Board, the Purchase Plan will terminate upon the earliest of:

     - the last business day in December, 2008;

     - the date on which all shares of common stock available for issuance under the Purchase Plan have been sold; or

     - the date on which all purchase rights are exercised in connection with a "Corporate Transaction," which is defined under the Purchase Plan to mean generally any merger, consolidation or reorganization of the Company, or a sale of all or substantially all of the assets of the Company, in which less than 50% of the voting securities of the surviving or successor corporation or other legal entity are owned by the holders of the Company's voting securities immediately prior to such transaction.

     The Purchase Plan provides that in the event of a Corporate Transaction each participant's right to purchase common stock will be automatically exercised.

FEDERAL INCOME TAX CONSEQUENCES

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Purchase Plan and does not attempt to describe all possible federal or any foreign, state, local or other tax consequences of such participation or tax consequences based on particular circumstances.

     Assuming the Purchase Plan is qualified under Section 423 of the Code, the grant of the right to purchase and the purchase of shares of common stock under the Purchase Plan are not taxable. All tax consequences are deferred until the participant sells or otherwise disposes of shares or dies. The tax consequences of a disposition of shares vary depending on the time period such shares are held before their disposition. If a participant disposes of shares within two years after the first day of a Purchase Period in which such shares are acquired (a "disqualifying disposition"), the participant recognizes ordinary income in the year of disposition in an amount equal to the difference between the Fair Market Value of the shares on the Purchase Date and the purchase price paid for such shares. Any additional resulting gain or loss recognized by the participant from the disposition of the shares is generally treated as a capital gain or loss. If the participant disposes of shares more than two years after the first day of a Purchase Period in which such shares were acquired, the participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (a) the difference between the Fair Market Value of the shares on the date of disposition and the purchase price or (b) 15% of the Fair Market Value of the shares on the first day of a Purchase Period in which such shares are acquired. Any additional gain or loss recognized by the participant on the disposition of the shares generally is a capital gain.

     If the participant disposes of shares in a disqualifying disposition, the Company generally is entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Code. In all other cases, no federal income tax deduction is allowed the Company.

     THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE PURCHASE PLAN.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 5)

     Upon recommendation of the Audit Committee, the Board unanimously selected Ernst & Young LLP to continue to serve as independent auditors for Associated Materials for the fiscal year ending December 31, 2001, subject to ratification by Associated Materials' stockholders. Ernst & Young has served as Associated Materials' independent auditors since 1984.

     Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have the opportunity to make a statement and to respond to appropriate questions raised at the Annual Meeting.

FEES BILLED TO ASSOCIATED MATERIALS BY ERNST & YOUNG

     AUDIT FEES. Fees related to the fiscal year ended December 31, 2000 audit of the Company's annual financial statements and review of those financial statements included in the Company's quarterly reports on Form 10-Q totaled $126,000.

     FINANCIAL INFORMATION DESIGN AND IMPLEMENTATION FEES. The Company did not engage Ernst & Young to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

     ALL OTHER FEES. Fees billed to the Company by Ernst & Young for all other non-audit services rendered to the Company during the fiscal year ended December 31, 2000, including tax related services, totaled $50,900. The Audit Committee considered whether the provision of non-audit services by Ernst & Young is compatible with maintaining Ernst & Young's independence with respect to the Company.

     THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                             AUDIT COMMITTEE REPORT

     The Board of Directors adopted a written Audit Committee Charter, a copy of which is included as Appendix B to this Proxy Statement. All members of the Audit Committee are independent as defined by The Nasdaq Stock Market's listing standards.

     The Audit Committee has reviewed and discussed with the Company's management and Ernst & Young LLP, the Company's independent auditors, the audited financial statements of the Company contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. The Audit Committee has also discussed with the Company's independent auditors the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

     The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (titled, "Independence Discussions with Audit Committees"), and has discussed with Ernst & Young LLP its independence. The Audit Committee has also considered whether the provision of non-audit services to the Company by Ernst & Young LLP is compatible with maintaining its independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE OF THE BOARD

Richard I. Galland  James F. Leary  Alan B. Lerner  A. A. Meitz
     Chairman

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock beneficially owned by them. Directors, executive officers and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) reports that they file with the SEC.

     To the Company's knowledge, based solely on review of copies of such reports furnished to the Company or written representations from certain reporting persons, during the year ended December 31, 2000, all Section 16(a) filing requirements applicable to the directors, executive officers and greater than 10% stockholders were complied with by such persons.

                           COST OF SOLICITING PROXIES

     The cost of soliciting of proxies, including expenses to prepare and mail this Proxy Statement, will be paid by Associated Materials. Associated Materials has retained Mellon Investor Services LLC to assist in soliciting proxies. For its services, Mellon will receive a fee of $4,500. Mellon will also be reimbursed its reasonable out-of-pocket expenses. Associated Materials does not otherwise expect to pay for the solicitation of proxies, but will reimburse brokers and nominees for their reasonable expenses for sending proxy materials to principals and obtaining their proxies. In addition to soliciting proxies by mail, directors, officers and employees of Associated Materials may solicit proxies in person, by telephone or by other means.

                             STOCKHOLDER PROPOSALS

     In order to be included in the Company's Proxy Statement for its Annual Meeting of Stockholders in 2002, stockholder proposals must be received at the Company's principal office, 2200 Ross Avenue, Suite 4100 East, Dallas, Texas
75201, Attention: Secretary, no later than December   , 2001 as well as meet all
other SEC requirements. In addition, Associated Materials' By-Laws provide that any stockholder who desires either to bring a stockholder proposal before an annual meeting must give advance notice to Associated Materials' Secretary regarding the proposal. The By-Laws generally require that written notice be delivered to the Secretary not less than 80 days prior to the date of the meeting and contain certain information regarding the stockholder desiring to present a proposal. A copy of the By-Laws is available upon request from the Secretary of Associated Materials.

                                          ASSOCIATED MATERIALS INCORPORATED

                                          Robert L. Winspear
                                          Secretary

Dallas, Texas
April   , 2001

                                                                      APPENDIX A

                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                                (PROPOSAL NO. 1)

     Section 7.1 of Article VII of the Company's certificate of incorporation currently reads as follows:

        "Section 7.1. Number, Election and Terms of Directors. Subject to the rights of the holders of Preferred Stock to elect additional Directors under specific circumstances, the number of the Directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws of the Corporation. The Directors, other than those who may be elected by the holders of Preferred Stock, shall be classified with respect to the time for which they severally hold office into three classes, as nearly their equal in number as possible, as shall be provided in the manner specified in the Bylaws of the Corporation. At each annual meeting of the stockholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election."

     If the proposal to amend the certificate of incorporation is approved by the holders of a majority of the Company's outstanding common stock and Class B common stock, voting together as a single class, Section 7.1 of Article VII of the Company's certificate of incorporation will be amended and restated to read as follows:

        "Section 7.1 Number, Election and Terms of Directors. Subject to the rights of the holders of Preferred Stock to elect additional Directors under specific circumstances, the number of the Directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws of the Corporation. At each annual meeting of the stockholders of the Corporation, the Directors, other than those who may be elected by the holders of Preferred Stock, shall be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the immediately following annual meeting of stockholders."

                                                                      APPENDIX B

                       ASSOCIATED MATERIALS INCORPORATED

                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. All committee members shall be financially literate and at least one member shall have accounting or related financial management expertise. Independence and financial literacy shall be determined in accordance with the provisions of the NASD.

STATEMENT OF POLICY

     The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent accountants, the internal accountants and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent accountants are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

     - The committee shall have a clear understanding with management and the independent accountants that the independent accountants are ultimately accountable to the board and the audit committee, as representatives of the Company's stockholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent accountants. The committee shall discuss with the accountants their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent accountants, subject to stockholders' approval.

     - The committee shall discuss with the internal auditors and the independent accountants the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent accountants the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent accountants, with and without management present, to discuss the results of their examinations.

     - The committee shall review the interim financial statements with management and the independent accountants prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent accountants under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of the review.

     The committee shall review with management and the independent accountants the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent accountants under generally accepted auditing standards.

--------------------------------------------------------------------------------

                                        PROXY

                          ASSOCIATED MATERIALS INCORPORATED
           Please date and sign on reverse side and return in the enclosed postage-paid envelope.

         The undersigned acknowledge(s) receipt of the Proxy Statement of Associated Materials Incorporated (the "Company") relating to the 2001 Annual Meeting of Stockholders (the "Annual Meeting") and hereby constitute(s) and appoint(s) William W. Winspear and Robert L. Winspear, attorneys and proxies of the undersigned, with full power of substitution and resubstitution to each and with all the powers the undersigned would possess if personally present, to vote for and in the name and place of the undersigned all shares of Common Stock of Associated Materials Incorporated held or owned by the undersigned, or standing in the name of the undersigned, at the Annual Meeting to be held on, Thursday, May 24, 2001, commencing at 9:30 a.m., in the Keystone Room on the 40th Floor of Chase Tower, 2200 Ross Avenue, Dallas, Texas 75201, or any adjournment or postponement thereof, upon the matters referred to in the Proxy Statement for the Annual Meeting as stated below and on the reverse side. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Said attorneys and proxies present and acting at the Annual Meeting (or if only one shall be present and act, then that one), shall have and may exercise all the powers of all said attorneys and proxies hereunder.

         THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ASSOCIATED MATERIALS INCORPORATED. UNLESS OTHERWISE SPECIFIED BELOW OR ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION, FOR THE NOMINEES OF THE BOARD OF DIRECTORS LISTED BELOW, FOR AN AMENDMENT TO THE ASSOCIATED MATERIALS INCORPORATED AMENDED AND RESTATED 1994 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES THAT MAY BE ISSUED UNDER THE PLAN, FOR AN AMENDMENT TO THE ASSOCIATED MATERIALS INCORPORATED EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES THAT MAY BE ISSUED UNDER THE PLAN AND FOR THE RATIFICATION OF ERNST & YOUNG LLP AS ASSOCIATED MATERIALS INCORPORATED'S INDEPENDENT AUDITORS. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 3, 4 and 5 AND FOR THE DIRECTOR NOMINEES LISTED UNDER PROPOSAL 2 BELOW.

         1. AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION to provide that all members of the Board of Directors will be elected annually.

         2. ELECTION OF SEVEN DIRECTORS. The nominees are William W. Winspear, Michael Caporale, Richard I. Galland, John T. Gray, James F. Leary, Alan B. Lerner and A. A. Meitz.

         3. AMENDMENT TO THE ASSOCIATED MATERIALS INCORPORATED AMENDED AND RESTATED 1994 STOCK INCENTIVE PLAN to increase the number of authorized shares that may be issued under the plan.

         4. AMENDMENT TO THE ASSOCIATED MATERIALS INCORPORATED EMPLOYEE STOCK PURCHASE PLAN to increase the number of authorized shares that may be issued under the plan.

         5. RATIFICATION OF THE APPOINTMENT of Ernst & Young LLP as independent auditors.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
                                                                        SIDE
--------------------------------------------------------------------------------
                          *   FOLD AND DETACH HERE   *

--------------------------------------------------------------------------------

       Please mark
[X]    votes as in
       this example

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be FOR Proposals 1, 3, 4 and 5, and if Proposal No. 1 is approved, FOR the election of the Director nominees listed under Proposal No. 2, each for a term to expire at the Company's Annual Meeting of Stockholders in 2002 and if Proposal No. 1 is not approved, FOR the election of the Director nominees listed under Proposal No. 2 for terms to expire at the Company's Annual Meeting of Stockholders in 2002, 2003 and 2004 as more fully described in the Proxy Statement.

--------------------------------------------------------------------------------

1.   Amendment to the Company's certificate of              3.   Amendment to the Associated Materials Incorporated
     incorporation to provide that all members of its            Amended and Restated 1994 Stock Incentive Plan to
     Board of Directors are elected annually.                    increase the number of authorized shares.
        FOR                AGAINST            ABSTAIN             FOR              AGAINST                ABSTAIN
        [ ]                  [ ]                [ ]               [ ]                [ ]                    [ ]

2.   Election of Directors (see reverse).                   4.   Amendment to the Associated Materials Incorporated
                                                                 Employee Stock Purchase Plan to increase the number
                                                                 of authorized shares.
     FOR all                       WITHHOLD
     Nominees listed               AUTHORITY                      FOR              AGAINST                ABSTAIN
     (except as marked             to vote for all                [ ]                [ ]                    [ ]
     to the contrary)              nominees
                [ ]                   [ ]
                                                            5.   Ratification of Ernst & Young LLP as independent
                                                                 auditors.

------------------------------------------------------            FOR              AGAINST                ABSTAIN
          For all nominees except as noted above                  [ ]                [ ]                    [ ]

--------------------------------------------------------------------------------

                                                                 MARK HERE
                                                            [ ]  FOR ADDRESS
                                                                 CHANGE AND
                                                                 NOTE AT LEFT
                                       Date:
                                            -----------------------------------

                                       Signature:
                                                 ------------------------------

                                       Signature:
                                                 ------------------------------

                                       IMPORTANT: Whether or not you expect to
                                       attend the annual meeting in person,
                                       please date, sign and return this proxy.
                                       Joint owners should each sign. When
                                       signing as attorney, executor,
                                       administrator, trustee or guardian,
                                       please give your full title in this
                                       capacity.

--------------------------------------------------------------------------------
                          *   FOLD AND DETACH HERE   *

                                                             THIS IS YOUR PROXY.
                                                         YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the Annual Meeting by promptly returning your proxy in the enclosed envelope.